Exhibit 99.1

Guidewire Signs Definitive Agreement to Acquire hyperexponential

Acquisition positions Guidewire to lead the transformation to agentic underwriting, setting a new standard where AI agents assess, price, and make decisions alongside underwriters and actuaries across commercial and specialty lines

LAS VEGAS – CONNECTIONS CONFERENCE – Oct. 27, 2026 – Guidewire (NYSE: GWRE) announced today that it entered into a definitive agreement to acquire Hyperexponential Ltd (“hyperexponential” or “hx”) for a base purchase price of $1.7 billion in cash, subject to adjustments, and up to an additional $400 million in contingent consideration based on achievement of specified recurring revenue targets. hyperexponential is a London-based agentic platform provider of AI-native underwriting and pricing software for commercial lines P&C insurers. hyperexponential is an existing Guidewire PartnerConnect Technology Alliance Partner. hyperexponential brings established trust and scale in underwriting, having powered underwriting decisions across more than $75 billion in annual commercial P&C premium for leading global insurers, reinsurers, and managing general agents (MGAs). The acquisition is expected to accelerate ARR and revenue growth while remaining consistent with Guidewire’s long-term margin targets.

The acquisition strengthens Guidewire’s leadership in P&C technology and sets up the company to define agentic underwriting, a new approach in which AI agents work alongside underwriters and actuaries to assess risk, price it, and make decisions, from the most complex specialty risks to high-volume commercial business. Insurers will be able to respond to more submissions, faster, with pricing and risk decisions that consistently reflect their best underwriting judgment. This will enable insurers to write more profitable business, grow into new lines with confidence, and free underwriting teams to focus on the risks where their expertise matters most.

“We’re delighted to welcome Amrit Santhirasenan and the team at hyperexponential to Guidewire. There isn’t another company in the world whose passion for insurance, technical ambition, and vision for the potential of AI in insurance align so closely with our own,” said Mike Rosenbaum, chief executive officer, Guidewire. “Insurance is a distinctly complex industry, where the quality of risk decisions has an immense impact on business outcomes. Guidewire and hyperexponential are uniquely positioned to deliver industry-specific AI solutions that will transform commercial underwriting. Together we will bring greater and more scalable intelligence to the insurance decisions that will help underwrite the risks of tomorrow.”

“We founded hyperexponential on the conviction that underwriting judgment is the highest-leverage work insurers do,” said Amrit Santhirasenan, CEO and co-founder, hyperexponential. “Guidewire is the most trusted name in P&C insurance technology, with deep expertise in managing and safeguarding the policy and risk information insurers rely on throughout the insurance lifecycle. Together, we’ll bring insight from submission to bind and from the individual risk to the entire portfolio. With hx and Guidewire, insurers will be able to respond to submissions faster and, more importantly, improve loss ratios and allocate capital more effectively.”

Underwriting speed and accuracy remain vital to pricing risk appropriately and maintaining portfolio resilience as P&C insurers face changing environmental, market, and regulatory conditions. AI-driven reductions in time-to-quote, among other factors, are having a significant effect on P&C insurer revenue, according to the Celent report “AI Trends Across the Insurance Value Chain: P&C Edition - North America.” Celent notes that “...one industry consulting firm working with US and UK commercial P&C insurers found AI can improve underwriting efficiency significantly in complex lines and reduce loss ratios by percentage points by making use of previously unstructured data like telematics, satellite imagery, and loss history.”

hyperexponential has established a leading position in AI-native underwriting and pricing, with a particularly strong presence among commercial and specialty insurers in the United Kingdom. The transaction is expected to contribute at least 650 basis points to Guidewire’s fiscal year 2027 ARR growth on an inorganic basis and then, starting in fiscal year 2028, at least 150 basis points to Guidewire’s durable organic ARR growth, further strengthening the company’s long-term growth profile.

Transaction Details

Guidewire expects to fund the transaction through $1.0 billion in new term loan financing and existing cash on hand. Guidewire has secured a binding debt commitment for the loan from Bank of America, N.A. and Citibank, N.A. The acquisition is expected to close in the second quarter of Guidewire’s fiscal year 2027. This acquisition is expected to have no impact on Guidewire’s first quarter of fiscal year 2027 guidance previously issued on September 3, 2026. Guidewire will provide guidance for the second quarter of fiscal year 2027 and update full year fiscal 2027 guidance on its next earnings call in December 2026.

Advisors

Centerview Partners is serving as exclusive financial advisor to Guidewire, and Latham & Watkins LLP is serving as legal counsel to Guidewire.

J.P. Morgan is serving as exclusive financial advisor to hyperexponential, and Wilson Sonsini Goodrich & Rosati (UK) LLP is serving as legal counsel to hyperexponential.

Conference Call and Webcast Information

Guidewire will host a business update call today, October 27, 2026, at 8:30 a.m. EDT (5:30 a.m. PDT) to discuss the proposed acquisition of hyperexponential. The call is scheduled to last approximately 30 minutes. A live webcast of the call will be available on the Investor Relations section of Guidewire’s website at ir.guidewire.com and at https://edge.media-server.com/mmc/p/vhegseej. Analysts and investors who wish to participate in the live Q&A session by telephone must register in advance at https://register-conf.media-server.com/register/BIc8924c2bb06b4042a034ea7da33d306d. Upon registering, participants will receive dial-in information and a unique PIN, along with an email confirmation. Participants may then join by dialing the number provided or by selecting the “Call Me” option, which delivers an immediate callback from a U.S. number. A replay of the webcast will be available on Guidewire’s Investor Relations website shortly after the call concludes.

Participants are encouraged to register at least 10 minutes before the call. A supplemental presentation accompanying the discussion is available with this press release and on the Investor Relations section of Guidewire’s website at ir.guidewire.com.

About Guidewire Software

Guidewire is the platform P&C insurers trust to engage, innovate, and grow efficiently. More than 570 insurers in 44 countries, from new ventures to the largest and most complex in the world, rely on Guidewire products. With core systems leveraging data and analytics, digital, and artificial intelligence, Guidewire defines cloud platform excellence for P&C insurers.

We are proud of our unparalleled implementation record, with 1,700+ successful projects supported by the industry’s largest R&D team and consulting partner ecosystem. Our marketplace represents the largest partner community in P&C, where customers can access hundreds of applications to accelerate integration, localization, and innovation.

For more information, please visit www.guidewire.com and follow us on X and LinkedIn.

About hyperexponential

hyperexponential is the agentic platform for commercial P&C insurance underwriting. The platform amplifies underwriting judgment across submission triage, risk assessment, pricing, rating, and portfolio steering, helping carriers write more business at a better loss ratio. hx is trusted by leading global insurers for underwriting decisions across more than $75 billion in annual commercial P&C premium. Customers include Aviva, Allianz, Sompo, Beazley, Markel, HDI, Cincinnati Financial, Convex, and Bowhead. Learn more at hyperexponential.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the proposed transaction, the definitive agreement, the expected timing of the closing of the proposed transaction, the ability of the parties to complete the proposed transaction, the expected benefits of the proposed transaction, the expected funding of the proposed transaction, the expected impact to Guidewire’s revenue for the first quarter of fiscal year 2027 and ARR growth for fiscal year 2027 and 2028, and any assumptions underlying any of the foregoing. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements represent Guidewire’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are the risk that the proposed transaction may not be completed in a timely manner or at all; the potential failure to receive, on a timely basis or otherwise, the required funding for the proposed transaction; the potential failure to consummate the transaction; that the proposed transaction may involve unexpected costs, liabilities, or delays; and risks relating to Guidewire’s business, including those described in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission (the “SEC”) as well as other documents that may be filed by Guidewire from time to time with the SEC. Guidewire may not consummate the proposed transaction described in this press release and, if the proposed transaction is consummated, cannot provide any assurances regarding the final terms of the transaction or the expected benefits of the proposed transaction. The forward-looking statements included in this press release speak only as of the date of this press release, and Guidewire does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

MEDIA CONTACT:

Kristen Sharkey, Sr. Director, Communications

Guidewire Software, Inc.

+1.203.644.4899

ksharkey@guidewire.com

INVESTOR CONTACT:

Alex Hughes, VP, Investor Relations

Guidewire Software, Inc.

+1.650.356.4921

ir@guidewire.com